UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 11, 2014 (September 5, 2014)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

Magnum Hunter Resources Corporation’s (the “Company”) previously announced off-market takeover offer (the “Offer”) for Ambassador Oil and Gas Limited, an Australian company listed on the Australian Securities Exchange (ASX: AQO) (“Ambassador”), closed at 7:00 p.m. (Sydney time) on September 5, 2014.  As previously reported by the Company, there was a competing offer for Ambassador by Drillsearch Energy Limited, and the Company had determined not to increase its Offer consideration for the reasons outlined in the Company’s press release issued on August 13, 2014 (the “Press Release”).  A copy of the Press Release was furnished as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2014.  Therefore, Ambassador shareholders holding 23,116 shares of Ambassador ordinary (or common) shares, representing less than 1% of the total number of Ambassador shares outstanding, accepted the Offer.  The Company will issue a total of 980 shares of its common stock to the Ambassador shareholders who accepted the Offer.

* * * * * * * * * *

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any of such information be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Notice to U.S. Shareholders of Ambassador. The Offer described in this Current Report on Form 8-K is for the securities of a non-U.S. company. The Offer is subject to disclosure requirements of a country that are different from those of the United States. You should be aware that the offeror may purchase securities otherwise than under the offer, such as in open market or privately negotiated purchases.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: September 11, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer